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                                                                    EXHIBIT 99.1
                                                                    ------------


            WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
            --------------------------------------------------------
                         FORM 10-QSB SEPTEMBER 30, 2003
                         ------------------------------


SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT


1. Statement of Cash Available for Distribution for the three months ended September 30, 2003:

          Net loss                                               $  (30,000)
          Add: Cash from reserves                                    30,000
                                                                 ----------
          Cash Available for Distribution                        $        -
                                                                 ==========


2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 2003:


               Entity Receiving               Form of
                 Compensation               Compensation           Amount
          --------------------------   ----------------------   ------------

                     None

















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